EQUITY TRANSFER AGREEMENT

Party A (Transferor):	Chen Hongsheng

Party B (Transferee):	Shandong Global Pharm Co., Ltd.

In accordance with the regulations of the Company Law of the People’s Republic of China and the provisions of the Articles of Association of the Company, Party A and Party B hereto have entered into the agreement (the “Agreement”) on equity transfer in the Company’s Meeting Room on May 31, 2011, agreed by all the shareholders based on the principle of equality and rationality.

Clause 1:	Equity Transfer Price and Payment Ways

1.
Party A hereto agrees to transfer its RMB 6 million’s equity interest in Zibo Hongmao Pharmaceutical Sales Co., Ltd. to Party B, and Party B hereto agrees to purchase the abovementioned equity interest with RMB 6 million. Other shareholders agree to waive the preemptive rights.

2.	Party B agrees to pay off the equity interest transferred by Party A in one-time cash on May 31, 2011.

Clause 2:	Guarantee

1.
Party A guarantees that the equity interest transferred to Party B is the actual and legal contribution of Party A in Zibo Hongmao Pharmaceutical Sales Co., Ltd. Party A owns the complete authority to dispose the equity interest, and the equity interests are free from any lien or hypothec, and without any third party recourse. Otherwise, Party A shall assume all the responsibilities aroused herein.

2.	After Party A transfers the equity to Party B, the original rights and obligations of Party A in Zibo Hongmao Pharmaceutical Sales Co., Ltd. shall be transferred and assumed by Party B.
3.	Party B hereby acknowledges the Articles of Association of Zibo Hongmao Pharmaceutical Sales Co., Ltd., and complies with the Articles to execute the obligations and responsibilities.

Clause 3: Effective Conditions and Date of the Agreement

1.	This Agreement shall be effective upon signature by all parties hereto and registration in the Administration Organization for Industry and Commerce.
2.
The Agreement is executed in four counterparts with each party to execute one counterpart; one counterpart shall be filed in the Company and one submitted to the Registration Organization. Each counterpart is equally effective upon execution.

Party A

Chen Hongsheng	)

Party B

Shandong Global Pharm	)
Co., Ltd.	)

Representative

Signing date: May 31, 2011